Exhibit 99.1

PRESS RELEASE

Contact:

Mark A. Herpich

Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

July 16, 2024

Landmark Bancorp, Inc. Announces Conference Call to Discuss Second Quarter 2024 Earnings

(Manhattan, KS, July 16, 2024) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the second quarter of 2024 after the market closes on Monday, August 5, 2024. The Company will host a conference call to discuss these results on Tuesday, August 6, 2024 at 10:00 am (CT). Investors may listen to the Company’s earnings call via telephone by dialing (833) 470-1428 and using access code 974885. Investors are encouraged to call the dial-in number at least 5 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through September 5, 2024, by dialing (866) 813-9403 and using access code 416026.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 30 locations in 24 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, Kincaid, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Prairie Village, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.